EXHIBIT 10.4

RESTRICTED STOCK AWARD AGREEMENT

PURSUANT TO THE

LADENBURG THALMANN FINANCIAL SERVICES INC.

AMENDED AND RESTATED

2009 INCENTIVE COMPENSATION PLAN

THIS AGREEMENT (the “Agreement”), made as of _____, by and between Ladenburg Thalmann Financial Services Inc., with its principal office at 4400 Biscayne Boulevard, Miami, FL 33137 (the “Company”), and _____ (the “Participant”).

WHEREAS, the Board of Directors of the Company (the “Board”) adopted the Ladenburg Thalmann Financial Services Inc. Amended and Restated 2009 Incentive Compensation Plan on May 2, 2014 (approved by the shareholders of the Company on June 25, 2014) (as such plan may be amended from time to time, the “Plan”);

WHEREAS, the Plan provides that the Company, through the Compensation Committee of the Board (the “Committee”), has the ability to grant awards of restricted stock to officers, directors, employees, consultants and other persons who provide services to the Company or any Related Entities; and

WHEREAS, subject to the terms and conditions of this Agreement and the Plan, the Committee has determined that Participant, an employee of _____, shall be awarded shares of Restricted Stock in the amount set forth below and subject to the terms, conditions and restrictions set forth herein.

NOW, THEREFORE, the Company and the Participant each agree as follows:

1.    Grant of Restricted Stock. Subject to the terms, conditions and restrictions of the Plan and this Agreement, the Company hereby grants to the Participant _____ shares of Restricted Stock of the Company (the “Restricted Shares”) effective as of the date hereof (the “Grant Date”). For the avoidance of doubt, the Participant is receiving the Restricted Shares at the five-day volume weighted average price as of _____ of $_____ and on the same terms as were approved by the Committee on such date, and, accordingly, the Participant shall be entitled to all rights of a holder of shares of common stock, par value $.0001 per share, of the Company (“Common Stock”) set forth in Section 4 hereof as of the Grant Date. To the extent required by applicable law, the Participant shall pay to the Company the par value ($.0001) for each Restricted Share awarded to the Participant simultaneously with the execution of this Agreement in cash or cash equivalents payable to the order of the Company. Pursuant to the Plan and Section 2 of this Agreement, the Restricted Shares are subject to certain restrictions, some of which shall expire in accordance with the provisions of the Plan and Section 2 hereof. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributable thereto in the Plan.

2.    Vesting. (a) Except as otherwise provided in Sections 2(b) and 3 hereof, the Restricted Shares shall become vested in the following percentages and at the following times, provided that the Continuous Service of the Participant continues through and on the applicable Vesting Date:

Percentage of Restricted Shares	Vesting Date
_____%	_____
_____%	_____
_____%	_____
_____%	_____

There shall be no proportionate or partial vesting of the Restricted Shares in or during the months, days or periods prior to each Vesting Date, and all vesting of the Restricted Shares shall occur only on the applicable Vesting Date. Upon the termination or cessation of the Participant’s Continuous Service, other than a Without Cause Termination or a Good Reason Termination, any portion of the Restricted Shares which is not yet then vested shall automatically and without notice terminate, be forfeited and be and become null and void except as otherwise provided herein.

(b)    Notwithstanding any other term or provision of this Agreement, in the event that an Acceleration Event (as defined below) occurs, the Restricted Shares subject to this Agreement shall become immediately fully vested as of the date of the Acceleration Event. For purposes of this Agreement, an “Acceleration Event” shall mean the first to occur of any of the following: (i) a Change in Control (as defined below) provided that the Participant’s Continuous Service with the Company and its Related Entities continues through and on the date of such Change in Control; (ii) the Participant’s Continuous Service with the Company and its Related Entities terminates through either a Without Cause Termination or a Good Reason Termination (as such quoted terms are defined below); or (iii) the Participant’s Continuous Service with the Company and its Related Entities terminates as a result of the Participant’s death or disability.

(c)    For purposes of this Agreement, “Change in Control” means: (i) consummation of a reorganization, merger or consolidation, sale, disposition of all or substantially all of the assets or stock or any other similar corporate event of the Company (a “Business Combination”), in each case, unless following such Business Combination, all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Company voting stock entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company’s stock or all or substantially all of its assets either directly or through one or more subsidiaries); or (ii) approval by the Board of the Company of a complete dissolution or liquidation of the Company; or (iii) any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as used in Section 13(d)(3) and 14(d)(2) of the Exchange Act), other than Dr. Phillip Frost, any member of his immediate family, and any “person” or “group” (as used in Section 13(d)(3) of the Exchange Act) that is controlled by Dr. Frost or any member of his immediate family, any beneficiary of the estate of Dr. Frost, or any trust, partnership, corporate or other entity controlled by any of the foregoing, is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing 50% or more of the combined voting power of the Company’s outstanding securities eligible to vote for election of the Board of the Company.

(d)    For purposes of this Agreement, (i) a “Without Cause Termination” shall mean a termination of the Participant’s employment by the Company or a subsidiary thereof other than for Cause (as defined below) or as a result of the Participant’s death or disability, (ii) a “Good Reason Termination” shall mean a termination of the Participant’s employment by the Participant for “good reason” pursuant to and in accordance with the Participant’s written employment agreement with the Company or a subsidiary thereof (if any) on the date hereof, and (iii) “Cause” shall mean (x) the Participant’s willful misconduct or gross negligence in the performance of his or her duties for the Company or a subsidiary thereof that is not cured by the Participant within thirty (30) days after his or her receipt of written notice from the Company or such subsidiary (as applicable); (y) the Participant’s conviction of, or plea of guilty or nolo contendere to, a crime relating to the Company or a subsidiary thereof or any felony; or (z) a material breach by the Participant of the Participant’s employment agreement, offer letter or other offer arrangement with the Company or a subsidiary thereof (if any), or any other material written agreement entered into between the Participant and the Company or any subsidiary thereof (if any) that is not cured by the Participant within thirty (30) days after his or her receipt of written notice from the Company or such subsidiary (as applicable).

3.    Forfeiture. If the Participant’s Continuous Service with the Company and the Related Entities is terminated for any reason other than a Without Cause Termination or a Good Reason Termination, the Participant shall automatically forfeit any unvested Restricted Shares and the Company shall acquire such unvested Restricted Shares for the amount paid by the Participant for such Restricted Shares (or, if no amount was paid by the Participant for such Restricted Shares, then the Company shall acquire such Restricted Shares for no consideration). The Committee shall have the power and authority to enforce on behalf of the Company any rights of the Company under this Agreement in the event of the Participant’s forfeiture of the Restricted Shares pursuant to this Section 3.

4.    Rights as a Holder of Restricted Shares. From and after the Grant Date, the Participant shall have, with respect to the Restricted Shares (whether vested or unvested), all of the rights of a holder of shares of Common Stock of the Company, including, without limitation, the right to vote the shares, to receive and retain all regular cash dividends payable to holders of shares of record on and after the Grant Date (although such dividends will be treated, to the extent required by applicable law, as additional compensation for tax purposes), and to exercise all other rights, powers and privileges of a holder of shares with respect to the Restricted Shares; provided, that, to the extent the Company issues a dividend in the form of shares or other property, such shares or other property shall be subject to the same restrictions that are then applicable to the Restricted Shares under the Plan and this Agreement and such restrictions shall expire at the same time as the restrictions on the Restricted Shares expire. Participant shall not be required to repay any dividends received with respect to Restricted Shares that are subsequently forfeited prior to vesting.

5.    Taxes; Section 83(b) Election. The Participant acknowledges that (i) no later than the earlier of (x) the date on which any Restricted Shares shall have become vested or (y) the date on which the Participant makes a Section 83(b) election (if he or she so chooses to make such an election), the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any Federal, state or local or other taxes of any kind required by law to be withheld with respect to any Restricted Shares which shall have become so vested; (ii) the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any Federal, state or local or other taxes of any kind required by law to be withheld with respect to any Restricted Shares which shall have become so vested, including that the Company may, but shall not be required to, sell a number of Restricted Shares sufficient to cover applicable withholding taxes; and (iii) in the event that the Participant does not satisfy (i) above on a timely basis, the Company may, but shall not be required to, pay such required withholding and, to the extent permitted by applicable law, treat such amount as a demand loan to the Participant at the maximum rate permitted by law, with such loan, at the Company’s sole discretion and provided the Company so notifies the Participant within thirty (30) days of the making of the loan, secured by the Restricted Shares and any failure by the Participant to pay the loan upon demand shall entitle the Company to all of the rights at law of a creditor secured by the Restricted Shares. The Company may hold as security any certificates representing any Restricted Shares and, upon demand of the Company, the Participant shall deliver to the Company any certificates in his or her possession representing the Restricted Shares together with a stock power duly endorsed in blank. The Participant also acknowledges that it is his or her sole responsibility, and not the Company’s, to file timely and properly any election under Section 83(b) of the Code, and any corresponding provisions of state tax laws, if the Participant wishes to utilize such election.

6.    No Obligation to Continue Employment. This Agreement is not an agreement of employment. Neither the execution of this Agreement nor the issuance of the Restricted Shares hereunder constitute an agreement by the Company or any Related Entity thereof to employ or to continue to employ the Participant during the entire, or any portion of, the term of this Agreement, including but not limited to any period during which any Restricted Shares are outstanding.

7.    Legend. In the event that a certificate evidencing the Restricted Shares is issued, the certificate representing the Restricted Shares shall have endorsed thereon the following legends:

(a)    “THE ANTICIPATION, ALIENATION, ATTACHMENT, SALE, TRANSFER, ASSIGNMENT, PLEDGE, ENCUMBRANCE OR CHARGE OF THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE LADENBURG THALMANN FINANCIAL SERVICES INC. (THE “COMPANY”) AMENDED AND RESTATED 2009 INCENTIVE COMPENSATION PLAN ADOPTED BY THE COMPANY’S BOARD OF DIRECTORS ON MAY 2, 2014 (APPROVED BY THE SHAREHOLDERS OF THE COMPANY ON JUNE 25, 2014) (AS SUCH PLAN MAY BE AMENDED FROM TIME TO TIME, THE “PLAN”) AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND THE COMPANY DATED AS OF _____. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.”

(b)    Any legend required to be placed thereon by applicable blue sky laws of any state. Notwithstanding the foregoing, in no event shall the Company be obligated to issue a certificate representing the Restricted Shares prior to vesting as set forth in Section 2 hereof.

8.    Power of Attorney. The Company, its successors and assigns, is hereby appointed the attorney-in-fact, with full power of substitution, of the Participant for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. The Company, as attorney-in-fact for the Participant, may in the name and stead of the Participant, make and execute all conveyances, assignments and transfers of the Restricted Shares provided for herein, and the Participant hereby ratifies and confirms that which the Company, as said attorney-in-fact, shall do by virtue hereof. Nevertheless, the Participant shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgment of the Company, be advisable for this purpose.

9.    Transferability. Unless otherwise determined by the Committee, the Restricted Shares shall not be subject to a Transfer (as defined below), otherwise than by will or under the applicable laws of descent and distribution, unless and until the shares become vested under Section 2 hereof. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant. Except as otherwise permitted pursuant to the first sentence of this Section 9, any attempt to effect a Transfer of any Restricted Shares shall be void ab initio. For purposes of this Agreement,

“Transfer” shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.

10.    Miscellaneous.

(a)    This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributes, devisees and legatees. The Company may assign to, and require, any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree in writing to perform this Agreement. Notwithstanding the foregoing, the Participant may not assign this Agreement or any of the Participant’s rights, interest or obligations hereunder.

(b)    This award of Restricted Shares shall not affect in any way the right or power of the Board or stockholders of the Company to make or authorize an adjustment, recapitalization or other change in the capital structure or the business of the Company, any merger or consolidation of the Company or subsidiaries, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Restricted Shares, the dissolution or liquidation of the Company, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

(c)    The Participant agrees that the award of the Restricted Shares hereunder is special incentive compensation and that it and any dividends paid thereon (even if treated as compensation for tax purposes) will not be taken into account as “salary” or “compensation” or “bonus” in determining the amount of any payment under any pension, retirement or profit-sharing plan of the Company or any subsidiary thereof or any life insurance, disability or other benefit plan of the Company or any subsidiary thereof.

(d)    No modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced.

(e)    This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract.

(f)    The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

(g)    The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

(h)    All notices, consents, requests, approvals, instructions and other communications provided for herein shall be in writing and validly given or made when delivered, or on the second succeeding business day after being mailed by registered or certified mail, whichever is earlier, to the persons entitled or required to receive the same, at the addresses set forth at the heading of this Agreement or to such other address as either party may designate by like notice. Notices to the Company shall be addressed to Ladenburg Thalmann Financial Services Inc. at 4400 Biscayne Boulevard, 12th Floor, Miami, Florida 33137, Attn: Chief Financial Officer.

(i)    This Agreement shall be construed, interpreted and governed and the legal relationships of the parties determined in accordance with the internal laws of the State of Florida without reference to rules relating to conflicts of law.

11.    Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted thereunder and as may be in effect from time to time. The Plan is incorporated herein by reference. A copy of the Plan has been delivered to the Participant. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof (other than any other documents expressly contemplated herein or in the Plan) and supersedes any prior agreements between the Company and the Participant.

[signature page(s) follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

LADENBURG THALMANN
FINANCIAL SERVICES INC.

By: __________________________________
Name:    Brett Kaufman
Title:    Senior Vice President and Chief             Financial Officer

Participant:

___________________________________________

Address of Participant: